                                                                   EXHIBIT 10.60


                             CONFIDENTIAL TREATMENT



                             NOTE PURCHASE AGREEMENT


                                                               September 8, 2000


To the Purchasers
listed on attached
Schedule I

Dear Sirs:

         CUBIST PHARMACEUTICALS, INC. (the "Company") wishes to confirm its arrangement with you ("you" or "your" shall mean each of the Purchasers listed on attached Schedule I, and each such Purchaser is also sometimes referred to herein as a "Purchaser") in connection with the issuance to you, against payment in immediately available funds of the purchase price of 100% of the principal amount thereof, of one or more senior convertible notes in the form attached hereto as Annex I (collectively the "Convertible Notes") in an aggregate principal amount of $39,000,000 and convertible initially into [ ]* fully paid and non-assessable shares (each a "Share") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to adjustment as set forth in the Convertible Notes.

         Simultaneously with the issuance of the Convertible Notes pursuant to this Agreement, you and the Company have entered into a Registration Rights Agreement, dated as of the date hereof (the "Registration Rights Agreement"), pursuant to which the Company has agreed to register the Shares under certain circumstances. Any capitalized term not defined herein shall have the meaning ascribed to such term in the Convertible Notes.

1. AGREEMENT TO ISSUE AND ACCEPT. On the basis of the representations and warranties made by the Company to induce you to purchase the Convertible Notes and subject to the terms and conditions set forth herein, the Company will issue to you, and you agree to accept from the Company, the Convertible Notes in the principal amount specified opposite your name on Schedule I at the purchase price of 100% of the principal amount thereof against payment of the above-specified purchase price therefor. The closing (the "Closing") of the issuance and acceptance of the Convertible Notes against such payment shall take place on the date hereof, at which time the Company shall deliver to you the Convertible Notes, against delivery by you of a


*Confidential treatment requested: Material has been omitted and filed with the Commission.

wire transfer of the purchase price to the Company's account at State Street Bank & Trust, [ ]*. If at the Closing the Company shall fail to tender the Convertible Notes to you as provided in this Section 1 or any of the conditions specified in Section 5 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment. Each Purchaser's obligation hereunder is several and not joint, and no Purchaser shall have any obligation or liability for the performance or non-performance by any other Purchaser hereunder.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the representations and warranties to you set forth on Annex II hereto.

         3. AGREEMENTS OF PURCHASER. You covenant and agree with the Company that:

                  (a) You will not offer, sell, assign, hypothecate or otherwise transfer the Convertible Notes except (i) pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"),
         (ii) to a person you reasonably believe to be an "accredited investor" within the meaning of Rule 501 under the Act, pursuant to an available exemption under the Act or (iii) in offshore transactions within the meaning and meeting the requirements of Rule 903 under the Act.

                  (b) You will not offer, sell, assign, hypothecate or otherwise transfer any Shares issued upon conversion of the Convertible Notes except (i) pursuant to an effective registration statement under the Act; (ii) to a person you reasonably believe to be an "accredited investor" within the meaning of Rule 501 under the Act, pursuant to an available exemption under the Act or (iii) in an offshore transaction within the meaning and meeting the requirements of Rule 903 under the Act.

                  (c) You are an "accredited investor" within the meaning of Rule 501 under the Act.

                  (d) You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Convertible Notes to be purchased by you hereunder:

                           (i) if you are an insurance company, the Source does
                  not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

*Confidential treatment requested: Material has been omitted and filed with the Commission.

                           (ii) the Source is either (a) an insurance company
                  pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (b) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (ii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                           (iii) the Source constitutes assets of an "investment
                  fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (iii); or

                           (iv) the Source is a governmental plan; or

                           (v) the Source is one or more employee benefit plans,
                  or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                           (vi) the Source does not include assets of any
                  employee benefit plan, other than a plan exempt from the coverage of ERISA.

         As used in this Section 3(d), the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         4. AGREEMENTS OF THE COMPANY. From and after the date of this Agreement, and thereafter so long as any of the Convertible Notes remain outstanding, the Company will duly perform and observe, for the benefit of the holders of the Convertible Notes, each and all of the covenants and agreements hereinafter set forth:


*Confidential treatment requested: Material has been omitted and filed with the Commission.

                  (a) The Company shall deliver:

                           (i) Quarterly Statements -- within 45 days after the
                  end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                                    (1) a consolidated balance sheet of the
                           Company and its Subsidiaries as at the end of such quarter, and

                                    (2) consolidated statements of income,
                           changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 4(a)(i);

                           (ii) Annual Statements -- within 90 days after the
                  end of each fiscal year of the Company, duplicate copies of,

                                    (1) a consolidated balance sheet of the
                           Company and its Subsidiaries, as at the end of such year, and

                                    (2) consolidated statements of income,
                           changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                                             (A) by an opinion thereon of
                                    independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has


*Confidential treatment requested: Material has been omitted and filed with the Commission.

                                    been made in accordance with generally
                                    accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                             (B) a certificate of such
                                    accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 4(a)(ii);

                           (iii) SEC and Other Reports -- promptly upon their
                  becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                           (iv) Notice of Default or Event of Default --
                  promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 4(a)(7) of the Convertible Notes, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                           (v) ERISA Matters -- promptly, and in any event
                  within five days after a Responsible Officer becoming aware of any of the following, a written notice

*Confidential treatment requested: Material has been omitted and filed with the Commission.

                  setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                                    (1) with respect to any Plan, any reportable
                           event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                                    (2) the taking by the PBGC of steps to
                           institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                                    (3) any event, transaction or condition that
                           could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                           (vi) Notices from Governmental Authority -- promptly,
                  and in any event within thirty days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                           (vii) Requested Information -- with reasonable
                  promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Convertible Notes as from time to time may be reasonably requested by any such holder of Convertible Notes.

                  (b) The Company shall permit the representatives of each holder of Convertible Notes:

                           (i) No Default -- if no Default or Event of Default
                  then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and

*Confidential treatment requested: Material has been omitted and filed with the Commission.

                  accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                           (ii) Default -- if a Default or Event of Default then
                  exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

                  (c) The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (d) The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

                  (e) The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

                  (f) The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  (g) The Company will at all times preserve and keep in full force and effect its corporate existence. The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

                  (h) The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

                  (i) The Company represents, warrants and covenants as follows regarding the renovations and improvements to be made at the Premises:

                           (i) There are three buildings on the Premises as
                  follows:

                                    (1) a three story Lab Building (the "Lab
                           Building") consisting of approximately 58,000 square feet of labs and offices;

                                    (2) a one story Corporate Office Building
                           (the "Corporate Office Building") consisting of approximately 18,000 square feet; and

                                    (3) a one story Sales Office Building (the
                           "Sales Office Building") consisting of approximately 11,000 square feet.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

                           (ii) The project (collectively, the "Project")
                  consists of each of the following:

                                    (1) The Lab Building will be upgraded and
                           renovated to include a chemistry lab, molecular biology lab, pharmacology facility, tissue culture lab, and offices to support the scientists in those departments;

                                    (2) The Corporate Office Building formerly
                           utilized by W. R. Grace as a production facility will be extensively renovated to contain executive offices and conference rooms. In addition, to the extent permitted under the applicable zoning, a new main entrance with an exterior cul-de-sac will be added to the Corporate Office Building; and

                                    (3) The Sales Office Building will be
                           renovated to include offices, cubicles and conference rooms for the Company's sales force.

                           (iii) The Company hereby covenants that:

                                    (1) the Project will be completed with first
                           class workmanship and materials and will be diligently and continuously prosecuted from the date the Project is commenced until completed, all in accordance with the Zoning By-Law and all applicable federal, state and municipal laws, rules, ordinances and regulations in effect and applicable to the Premises;

                                    (2) all materials used in constructing the
                           Project will be owned by the Company, free of liens and encumbrances, and will be new and of first class quality; and

                                    (3) the Project shall be completed for
                           approximately $[ ]* and shall be completed and one or more certificates of occupancy issued therefor on or before [ ]*.

                           (iv) The Company hereby covenants that it shall not
                  use any of the proceeds of the issuance of the Convertible Notes to purchase or acquire, directly or indirectly, any personal property which is not directly incorporated into the Project and subject to the lien of the Mortgage.

                           (v) The Company hereby covenants that within 10 days
                  of the first to occur of (a) the issuance of the last certificate of occupancy required to be issued for the legal occupancy of the Project and (b) [ ]*, the Company shall deliver to each of the Purchasers the following certifications together with a copy of each issued certificate of occupancy:

*Confidential treatment requested: Material has been omitted and filed with the Commission.

                                    (1) a certification from the third-party
                           architect, construction manager or other design professional assisting the Company with the Project wherein such third-party professional shall state the total dollar value of the labor and materials incorporated into the Premises and comprising the construction of the Project and such certification shall otherwise be in form and substance satisfactory to each of you to allow you to determine the amount expended on the Project; and

                                    (2) a certification from the president, any
                           senior vice president or the chief financial officer of the Company certifying the amount spent by the Company in the construction and completion of the Project.

                           (vi) (1) Based upon the foregoing certifications and
                  (should you decide to retain an independent inspecting architect or engineer, at the Company's sole expense, to determine the value of labor and materials incorporated into the Premises comprising the construction of the Project) a certification from such independent inspecting architect or engineer retained by you, at the sole expense of the Company, you shall calculate the difference (the "Returned Amount") between (x) $[ ]* and (y) the value of the labor and materials incorporated into the Premises comprising the construction of the Project.

                                (2) You may provide the Company written notice
                  (the "Return Notice") and require the Company to apply the Returned Amount to the prepayment of a like principal amount of the Notes, together with interest accrued thereon to the date of prepayment and a premium equal to [ ]*% of the principal amount of Notes so prepaid, such prepayment to take place within 30 days of the Return Notice.

         5. CONDITIONS. Your obligations under this Agreement shall be subject to the condition that all representations and warranties and other statements of the Company herein and in the other documents, agreements and instruments executed and delivered to you in connection with your purchase of the Convertible Notes (collectively, the "Operative Documents") are true and correct at and as of the closing of the purchase and sale of the Convertible Notes, the condition that the Company shall have performed all of its obligations hereunder and thereunder theretofore to be performed, and the following additional conditions:

                  (a) Counsel for the Company specified in Annex III hereto shall have furnished to you their respective written opinions, dated the date of such closing, in form and substance satisfactory to you, to the effect set forth in Annex III hereto.

                  (b) On the date of such closing, the Company shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

                  (c) The representations and warranties of the Company in this Agreement and in the other Operative Documents shall be correct when made and at the time of the Closing.

                  (d) The Company shall have performed and complied with all agreements and conditions contained in this Agreement and in the other Operative Documents, including, without limitation, all of the additional agreements and conditions relating to the real estate collateral listed on Annex IV hereto, required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Convertible Notes no Default or Event of Default shall have occurred and be continuing.

                  (e) The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 5(c), 5(d) and 5(k) and in the other Operative Documents have been fulfilled.

                  (f) The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Convertible Notes and the Agreements and the other Operative Documents.

                  (g) On the date of the Closing your purchase of Convertible Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and
         (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

                  (h) Contemporaneously with the Closing the Company shall sell to each Purchaser and each Purchaser shall purchase the Convertible Notes to be purchased by it at the Closing as specified in Schedule I.

                  (i) Without limiting the provisions of Section 6(f) of the Convertible Note, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel.

                  (j) A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Convertible Notes.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

                  (k) The Company shall not have changed its jurisdiction of incorporation or, other than as set forth in the Form 8-K filed by the Company with the Securities and Exchange Commission on August 10, 2000, been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements set forth in the Form 10-Q most recently filed by the Company with the Securities and Exchange Commission.

                  (l) All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

                  (m) The Mortgage and Assignment of Leases and Rents shall have been recorded and a Mortgagees' Title Insurance Policy, in form and substance satisfactory to you, shall have been issued and the Company shall have executed and delivered to you each of the Operative Documents and each of the items listed on Annex IV.

         6. MISCELLANEOUS.

                  (a) This Agreement shall be binding upon, and inure solely to the benefit of, you and the Company and the respective successors and assigns thereof, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of the Convertible Notes from you shall be deemed a successor or assign by reason merely of such purchase.

                  (b) Any notice or other communication required or permitted to be given hereunder shall be deemed effectively given when personally delivered, telexed, transmitted by facsimile or mailed by pre-paid certified mail, return receipt requested, or by telephone when confirmed in writing by one of the preceding methods addressed as follows (as applicable):

                       If to the Company, to:

                       Cubist Pharmaceuticals, Inc.
                       24 Emily Street
                       Cambridge, Massachusetts  02139
                       Attention:  Thomas Shea
                       Telephone Number:  (617) 576-4155
                       Facsimile Transmission Number:  (617) 234-5592

*Confidential treatment requested: Material has been omitted and filed with the Commission.

                        with a copy to:

                        Bingham Dana LLP
                        150 Federal Street
                        Boston, Massachusetts  02110
                        Attention: Julio E. Vega, Esquire
                        Telephone Number:  (617) 951-8000
                        Facsimile Transmission Number:  (617) 951-8736

                        If to Purchaser, at the addresses set forth on Schedule I.

                        with a copy to:

                        Choate, Hall & Stewart
                        Exchange Place
                        53 State Street
                        Boston, Massachusetts 02109-2891
                        Attention: Frank B. Porter, Jr., Esquire
                        Telephone Number:  (617) 248-5000
                        Facsimile Transmission Number:  (617) 248-4000

         or to such other address or number and to the attention of such other person as either party may designate by written notice to the other party. Notice shall be effective upon actual receipt.

                  (c) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

                  (d) Time shall be of the essence in the performance of this Agreement.

                  (e) This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                  (f) Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel) incurred by you and each Other Purchaser or holder of a Convertible Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Convertible Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Convertible Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Convertible Notes, or by reason of being a holder of any Convertible Note, and (b) the costs and expenses,

*Confidential treatment requested: Material has been omitted and filed with the Commission.

         including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Convertible Notes. The Company will pay, and will save you and each other holder of a Convertible Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

                  (g) Anything in this Agreement or the Convertible Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Convertible Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

                  (h) This Agreement and the Convertible Notes may be amended, and the observance of any term hereof or of the Convertible Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and each of the holders.

                  (i) From time to time hereafter, the Company will execute and deliver, or will cause to be executed and delivered, such additional agreements, documents and instruments and will take all such other actions as any holder or holders of the Convertible Notes may reasonably request for the purpose of implementing or effectuating the provisions contained herein, in the Convertible Notes or in the Registration Rights Agreement.

                  (j) Each holder of any Convertible Notes severally agrees by its acceptance thereof to maintain the confidentiality of any non-public information concerning the Company and its Subsidiaries, which is furnished by the Company to such holder pursuant to this Agreement or any of the other Operative Documents and which is designated in writing as confidential (collectively "Confidential Information"), in accordance with procedures adopted by such holder in good faith to protect confidential information of third parties delivered to such holder; provided, however, no holder shall be liable to the Company or any other Person for any breach of this section 6(j). The term "Confidential Information" shall not include, however, any information which (x) was publicly known or otherwise known to any holder at the time of disclosure by the Company to any holder; (y) subsequently becomes publicly known through no act or omission of any holder or its agent; (z) becomes known to any holder otherwise than through disclosure by the Company; or (aa) constitutes financial statements delivered to you under section 4(a) that are otherwise publically available. Notwithstanding the foregoing, each holder of any Convertible Notes may disclose Confidential Information: (a) with the consent of the Company (which shall not be unreasonably withheld or delayed); (b) when required by law or regulation; (c) in any report, statement or testimony submitted by such holder to any regulatory body having or claiming to have jurisdiction over such holder; (d) to the National Association of Insurance

*Confidential treatment requested: Material has been omitted and filed with the Commission.

         Commissioners or any similar organization or to any rating agency; (e) to the officers, directors, employees, agents, representatives and professional consultants of such holder and of such holder's Affiliates; (f) in connection with the preservation, exercise and/or enforcement of any of such holder's rights or remedies under this Agreement and the other Operative Documents; (g) in connection with any contemplated transfer of any of the Convertible Notes held by such holder to any institutional investor or financial institution; (h) in a response to any summons, subpoena or other legal process or in connection with any judicial or administrative proceeding or inquiry; or (i) to correct any false or misleading information which may become public concerning the relationship of such holder to the Company or any of its Subsidiaries and/or the transactions contemplated hereby.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]


*Confidential treatment requested: Material has been omitted and filed with the Commission.

                  [SIGNATURE PAGE FOR NOTE PURCHASE AGREEMENT]


                             Very truly yours,

                             CUBIST PHARMACEUTICALS, INC.


                             By:  /s/ THOMAS A. SHEA
                                 ----------------------------------------------
                             Name: Thomas A. Shea
                             Title: Vice President, Finance and Administration, Chief Financial Officer and Treasurer


Accepted as of the date hereof:

JOHN HANCOCK LIFE INSURANCE COMPANY


By: /s/ BRUCE R. MARTIN
    ------------------------------------
    Name:  Bruce R. Martin
    Title:  Director


JOHN HANCOCK VARIABLE LIFE INSURANCE
COMPANY


By: /s/ BRUCE R. MARTIN
    ------------------------------------
    Name: Bruce R. Martin
    Title: Authorized Signatory


SIGNATURE 4 LIMITED

By: John Hancock Life Insurance Company
    as Portfolio Advisor


By: /s/ BRUCE R. MARTIN
    ------------------------------------
    Name:  Bruce R. Martin
    Title:  Director


INVESTORS PARTNER LIFE INSURANCE COMPANY


By: /s/ BRUCE R. MARTIN
    ------------------------------------
    Name:  Bruce R. Martin
    Title:  Director